Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Note: Name of Subsidiaries are indented under name of its parent. Subsidiaries are wholly owned unless otherwise noted. (Director's or other share required by statute in foreign jurisdictions and totaling less that 1% of equity are omitted)

Vishay Precision Foil, Inc.	Delaware
Vishay Precision Foil GmbH	Germany
Vishay Measurements Group GmbH	Germany
Powertron GmbH	Germany

Vishay Nobel AB	Sweden
AB Givareteknik	Sweden
Vishay Nobel AS	Norway

Vishay Measurements Group, Inc.	Delaware
Vishay Transducers, Ltd.	Delaware	(A)
Vishay Transducers India Private Limited	India
Vishay Revere Transducers Europe B.V.	Netherlands
Pharos de Costa Rica, S.A.	Costa Rica
Vishay Celtron Technologies, Inc.	Taiwan
Vishay Precision Holdings B.V.	Netherlands
Vishay Precision España, S.L.	Spain
Vishay Precision Asia Investments Pte., Ltd.	Singapore
Vishay Precision Measurement Trading (Shanghai) Co., Ltd.	China
Vishay Precision Transducers India Private Limited	India
Vishay Celtron (Tianjin) Technologies Co., Ltd.	China
Vishay Tedea-Huntleigh (Beijing) Electronics Co., Ltd.	China

Vishay Precision Foil K.K.	Japan
Alpha Electronics Corp.	Japan	(B)

Vishay Precision Israel Ltd.	Israel
Vishay Measurements Group UK Ltd.	England and Wales
Tedea-Huntleigh Europe Limited	England and Wales
Vishay Advanced Technologies, Ltd.	Israel
Tedea-Huntleigh B.V.	Netherlands
Tedea-Huntleigh International, Ltd.	Israel
T-H Industrial Properties, Ltd.	Israel
T-H Technology, Ltd.	Israel
Vishay Measurements Group France S.A.S.	France
SCI Vijafranc	France

Subsidiaries of the Registrant (continued)
Vishay PM Group Ltd	England and Wales
Vishay PM Onboard (Ireland) Limited	Ireland
Vishay MD Technik GmbH	Germany
Vishay Waste Collections Systems B.V.	Netherlands	(C)
Vishay Waste Collections Systems NV	Belgium	(D)
Vishay PME France SARL	France
Vishay PM Onboard Ltd	England and Wales
Fleet Weighting Limited	England and Wales
PM Electronics Limited	England and Wales
Waste Collections Systems Limited	England and Wales
Vishay PM Belgium NV	Belgium	(E)

(A) Registrant has a direct ownership interest of 62% in Vishay Transducers, Ltd.
(B) Registrant has a direct ownership interest of 99.7% in Alpha Electronics Corp.
(C) Registrant has a 90% indirect interest in Vishay Waste Collections Systems B.V.
(D) Registrant has a 97% indirect interest in Vishay Waste Collections Systems N.V.
(E) Vishay PM Onboard Ltd. Owns 50% of Vishay - PM Belgium N.V.